Exhibit 99.1

First Patient Enrolled in the PROCYSS Multicenter Randomized Controlled Trial Evaluating CytoSorb® to Restore Hemodynamic Stability in Patients with Refractory Septic Shock

MONMOUTH JUNCTION, N.J., February 1, 2022 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced today that the first patient has been enrolled in the PROCYSS (Prospective, Randomized, controlled trial with use Of CYtoSorb® to reverse refractory Septic Shock) trial in Germany by Prof. Dr. Stefan Kluge, Director, Department of Intensive Care Medicine at the University Hospital Hamburg Eppendorf and lead investigator of the PROCYSS trial.

Refractory septic shock (RSS) is the persistent and potentially fatal drop in blood pressure despite fluid resuscitation and high dose vasopressor use, seen in patients with life-threatening infection and sepsis. Despite standard of care therapy, the majority of patients with RSS will die. Given that severe hyperinflammation is thought to contribute to RSS, broad spectrum removal of inflammatory mediators such as cytokines using CytoSorb blood purification, has demonstrated significant promise in real-world clinical usage and is now being formally evaluated in PROCYSS.

Professor Stefan Kluge stated, “Reversal of shock via hemodynamic stabilization is a top priority in the management of patients with RSS, and effective therapies are urgently needed to accomplish this critical therapeutic goal. Prolonged hypotension leads to tissue and organ ischemia, and can ultimately cause irreversible organ injury and death. Because of this, we are very pleased to lead and enroll the first patient in the PROCYSS randomized controlled trial, to evaluate CytoSorb for this application. By defining the patient population using specific criteria and standardizing who to treat and how to treat, we expect PROCYSS to help refine the use of CytoSorb in this extremely sick and difficult to manage patient population.”

Dr. Joerg Scheier, Vice President, Medical Affairs Critical Care of CytoSorbents, stated, “Significant evidence from observational studies has demonstrated the ability of CytoSorb to rapidly stabilize hemodynamics in patients with septic shock refractory to standard medical treatment. We designed the randomized controlled PROCYSS trial to confirm the existing evidence of clinical benefit, but also to further our understanding of patient selection, timing of initiation, and dosing of CytoSorb, in order to further optimize the clinical benefits provided by our therapy.”

Dr. Efthymios Deliargyris, Chief Medical Officer of CytoSorbents, stated, “PROCYSS is a landmark trial, and the enrollment of the first patient represents another important milestone as we continue to execute our global clinical plan. We remain steadfast in our commitment to invest in rigorous company-sponsored trials to generate the high-quality evidence needed to inform the global critical care community on how CytoSorb therapy can address areas of high unmet medical need, such as sepsis. Next in line is the COSMOS (CytOSorb TreatMent Of Critically Ill PatientS) Registry, an international prospective registry expected to capture real-world use of CytoSorb across multiple critical care applications that is scheduled to begin enrollment in the first half of 2022.”

About PROCYSS

The PROCYSS multicenter, randomized controlled trial is a Company-sponsored study in Germany to evaluate the ability of CytoSorb to restore hemodynamic stability in patients with refractory septic shock, one of the deadliest forms of sepsis. The study is expected to enroll up to 160 patients across 20 sites and be completed by the end of 2023. For more information, see study number NCT04963920 on www.clinicaltrials.gov.

About the COSMOS Registry

The COSMOS registry is a Company-sponsored international prospective registry expected to capture high fidelity clinical outcome and resource utilization data from the real-world use of CytoSorb in a critical care setting. The registry is expected to enroll an estimated 3,000 patients. For more information, see study number NCT05146336 on www.clinicaltrials.gov.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in more than 70 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death.  These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 162,000 cumulative CytoSorb devices have been utilized to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery.  CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure.  The DrugSorb™-ATR Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery.  The Company has initiated two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR.  The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery.  The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb–ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim

Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com